SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.



                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




                                   May 26, 1994
                Date of Report_________________________________
                              (Date of earliest event reported)



                           LSB INDUSTRIES, INC.
             _________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)


     Delaware                  1-7677                 73-1015226
     _____________           _________                ____________
     (State of              (Commission             (I.R.S. Employer
      Incorporation)         File No.)               Identification No.)


16 South Pennsylvania, Oklahoma City, Oklahoma             73107
______________________________________________           _________
     (Address of Principal Executive Offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code:      (405) 235-4546
                                                         ______________






Item 2.     Acquisition or Disposition of Assets.

            On May 26, 1994, LSB Industries, Inc. ("LSB"), Prime Financial Corporation ("Prime"), a wholly-owned subsidiary of LSB (LSB and Prime are collectively called the "Company"), and Fourth Financial Corporation ("Fourth") consummated the sale by the Company, and the purchase by Fourth, of all of the issued and outstanding shares of capital stock of Equity Bank for Savings, F.A. ("Equity Bank"), pursuant to the terms of a Stock Purchase Agreement, dated as of February 9, 1994 (the "Stock Purchase Agreement"). Equity Bank was a wholly-owned subsidiary of Prime, and Prime is a wholly-owned subsidiary of LSB.

            Equity Bank comprised LSB's Financial Services Business, which offered retail banking services, mortgage, consumer and commercial lending, and other related financial products and services through fifteen (15) branch offices located in the Oklahoma City metropolitan area and western Oklahoma. In addition, the Financial Services Business operated an Oklahoma-based credit card division in order to complement its consumer lending activities.

            The purchase price ("Purchase Price") paid by Fourth for Equity Bank under the Stock Purchase Agreement at the closing was $92,055,850. The exact amount of the Purchase price was determined at the closing based on the following formula: (i) $44,646,387, representing the tangible book value of Equity Bank (defined as the aggregate consolidated stockholder's equity of Equity Bank, less the amounts in the accounts relating to purchased mortgage servicing rights, goodwill, and United BankCard goodwill) at the closing, plus
(ii) $9.3 million for Equity Bank's credit card business, (iii) $509,925, representing as of the closing (a) 1% of the aggregate of the unpaid principal balance at Closing of Equity Bank's loans secured by fixed rate mortgages having fully amortizing original terms of fifteen (15) years or less, excluding loans originated after October 31, 1993, (b) 6% of the aggregate unpaid principal balance at closing of Equity Bank's loans secured by fixed rate mortgages having fully amortizing original terms in excess of fifteen
(15) years but not more than thirty (30) years, excluding loans originated after October 31, 1993, and (c) 2% of the aggregate unpaid principal balance at closing of Equity Bank's loans secured by variable rate mortages, excluding loans originated after October 31, 1993; (iv) $9,657,336, representing the unamortized discount on Equity Bank's mortgages included in (iii) (a), (b), and (c) above; (v) $1,691,422, representing as of the closing (a) 0.65% of the aggregate unpaid principal balance of loans serviced by Equity Bank prior to March 1, 1993, on which Equity Bank performs mortgage servicing (other than loans serviced for the account of Equity Bank), (b) 1% of such balance on such loans serviced by Equity Bank that were originated after March 1, 1993, secured by fixed or adjustable rate mortgages of fully amortizing original terms of at least ten (10) but not more than fifteen (15) years, and (c) 1.25% of such balance on such loans originated on or after March 1, 1993, secured by fixed or adjustable rate mortgages having original fully amortized terms of more than fifteen (15) but not more than thirty (30) years; (vi) $2,954,091, representing an amount obtained by subtracting the "required reserve" (as defined below) from Equity Bank's actual loan loss reserve account at the Closing, with the "required reserve" meaning $2.6 million as adjusted by the amount by which Equity Bank's loan loss account would have been adjusted at the Closing under normal and prudent banking practice to reflect aggregate changes of at least $500,000 occurring subsequent to October 31, 1993, or originating since October 31, 1993, and not reviewed in advance by Fourth; provided, that no such change in the quality of a loan was included in the calculation to the extent such change was reflected in the tangible book value of Equity Bank at the closing or if such change was less than $25,000; (vii) $2,259,359, representing the difference between the carrying value of Equity Bank's time deposits and the aggregate value of such deposits after repricing them to the Treasury yield curve at the Closing; (viii) $10.5 million for Equity Bank's net operating loss carryforward; (ix) $11.0 million for Equity Bank's deposit balances; and, (x) $1.4 million for certain of Equity Bank's branches; less (xi) $1,862,670, representing the amount by which the aggregate fair market value of Equity Bank's securities portfolio at the closing differed from Equity Bank's book value of such portfolio at the Closing to the extent not otherwise reflected in the calculations of the tangible book value of Equity Bank.

            Pursuant to the Stock Purchase Agreement, the Company purchased from Equity Bank on May 25, 1994, those subsidiaries of Equity Bank ("Retained Corporations") that hold any of the assets contributed by the Company and several of its subsidiaries to a wholly-owned subsidiary of Equity Bank at the time that the Company acquired Equity Bank in March, 1988 (the "Transferred Assets"). The Company purchased such Retained Corporations for $67,421,363, representing an amount equal to the Retained Corporations' carrying value of the Transferred Assets at Closing. Under the Stock Purchase Agreement, the Company further purchased from Equity Bank at the Closing (i) the loan and mortgage on and an option to purchase the twenty-two (22) story Equity Tower located in Oklahoma City, Oklahoma ("Equity Tower Loan"), for $13,967,500, which amount is equal to Equity Bank's carrying value of such Equity Tower Loan at the time of Closing; (ii) all other real estate owned by Equity Bank as a result of foreclosure ("OREO") for $3,597,836, which amount is equal to the carrying value thereof as shown on the books of Equity Bank at the Closing, and (iii) certain loans in the principal amount of $1,213,723 owned by Equity Bank that Equity has charged off or written down (the "Loans") for a purchase price of $370,084, representing the net book value of each loan that has been written down and $1.00 in the case of each loan that has been charged off. In addition, pursuant to the Stock Purchase Agreement, the Company further acquired from Equity Bank at the Closing all outstanding accounts receivable owned by Equity Bank at the Closing ("Receivables") previously sold by the Company and certain other subsidiaries of the Company to Equity Bank under various purchase agreements, dated March 8, 1988, which purchase agreements were approved by the appropriate regulatory authority at such time, for the aggregate carrying value of such Receivables on the books of Equity Bank as of the Closing equal to $6,966,174.

            The Company also exercised its option to be released from its obligations to indemnify Fourth regarding Equity Bank's net operating loss carryovers by paying $600,000 to Fourth from the sale proceeds.

            To assist the Company in the consummation of the transactions described in the preceding paragraph, the Company obtained from Fourth, for one day, financing in the amount of $67,421,363 to purchase the Retained Corporations from Equity Bank, which financing was repaid together with interest thereon on May 26, 1994. The Company paid $23,990,434 of the total $24,901,539 paid by the Company to purchase the Equity Tower Loan, OREO properties, the Loans, and the Receivables from the proceeds of the purchase price received from Fourth to the extent of the amount of such proceeds. The remaining amount paid by the Company for the Equity Loan, OREO properties, the Loans and the Receivables in excess of the proceeds of the purchase price received from Fourth was $911,105, which amount was paid from the Company's working capital funds.

            In addition to the foregoing, the Company purchased at Closing from Bank IV Oklahoma, National Association, a subsidiary of Fourth ("Bank IV"), loans in the orignal principal amount of approximately $4,600,000 for a purchase price of $2,660,000 which purchase price was paid from the Company's working capital funds. The Company is currently negotiating with Bank IV to obtain financing on a short term basis to restore the $2,660,000 of working capital which was utilized to purchase such loans.

Item 7.     Financial Statements and Exhibits.

      (a)   Financial Statements of Business Acquired - Not applicable.

      (b) Pro forma Financial Information. The following unaudited pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based upon, and should be read in conjunction with, the historical financial statements of the Company. The pro forma information presented does not purport to represent the actual results which would have occurred if the transaction reported herein had been consummated on the dates before the period indicated, nor is it indicative of the operating results in any future period.

      Pro Forma Condensed Consolidated Balance Sheet
      (Unaudited) March 31, 1994                                        P-2

      Pro Forma Condensed Consolidated Statement of Income
      (Unaudited), year ended December 31, 1993                         P-3

      Pro Forma Condensed Consolidated Statement of Income
      (Unaudited), three months ended March 31, 1994                    P-4

      Pro Forma Condensed Consolidated Statement of Income
      (Unaudited), three months ended March 31, 1993                    P-5

      Notes to Pro Forma Condensed Consolidated Financial
      Statements  (Unaudited)                                           P-6

      (c)   Exhibits

      (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.

            2.1 Stock Purchase Agreement, dated as of February 9, 1994, between Fourth Financial Corporation, LSB Industries, Inc., and Prime Financial Corporation. The Stock Purchase Agreement is attached as Exhibit 2 to the Form 8-K, dated February 9, 1994, and is incorporated herein by reference.

            2.2 Second Supplemental Agreement, dated as of May 25, 1994, among Fourth Financial Corporation, LSB Industries Inc., and Prime Financial Corporation.

                                SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  June 10, 1994                            LSB INDUSTRIES, INC.
                                                (Registrant)


                                                By /s/ Tony M. Shelby
                                                ______________________
                                                Tony M. Shelby
                                                Senior Vice President and
                                                Chief Financial Officer

The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1994, and the Pro Forma Condensed Consolidated Statements of Income for the periods ended December 31, 1993, March 31, 1994, and March 31, 1993, are presented to give effect to the sale of Equity Bank.

The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Condensed Consolidated Balance Sheet assume that the sale of Equity Bank was consummated on March 31, 1994, and do not reflect the impact of Equity Bank's historical operating results or changes in other balance sheet amounts subsequent to March 31, 1994. The pro forma adjustments related to the Pro Forma Condensed Consolidated Statements of Income assume that the sale of Equity Bank was consummated on January 1, 1994 for the period ended March 31, 1994 and January 1, 1993 for the periods ended March 31, 1993 and December 31, 1993.

The Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Income are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting the future operations of the Company.



































                                    P-1

   Pro Forma Condensed Consolidated Balance Sheet
                                                           (Unaudited)

                                                       March 31, 1994
                                         _____________________________________________
                                                          Pro Forma
                                                          Adjustments
                                                      ___________________       As
                                           Actual    (Note A)     (Note B)   Adjusted
                                                  ____________________________________
                                                  (Amounts in thousands)
Assets
Cash and cash equivalents                 $ 21,015    $67,421   $  (80,745)  $   7,691
Trade accounts receivable                   57,525                              57,525
Loans                                      127,424                (127,424)          -
Mortgage-backed and investment
  securities                               211,660                (211,660)          -
Inventories                                 47,948                              47,948
Foreclosed real estate                      18,618                  (3,929)     14,689
Net property, plant and equipment           68,212                  (7,854)     60,358
Excess of purchase price over net
  assets acquired                           21,302                 (16,257)      5,045
Other assets                                12,099                  (2,835)      9,264
                                           ___________________________________________
                                          $585,803     $67,421   $(450,704)   $202,520
                                           ===========================================

Liabilities, preferred and common
  stocks and other stockholders'
  equity
Liabilities:
  Deposits                                $326,052     $         $(326,052)   $      -
  Notes payable                                  -      67,421     (67,421)          -
  Securities sold under agreements
    to repurchase                           24,233                 (24,233)          -
  Other liabilities                         43,249                  (1,468)     41,781
  Federal Home Loan Bank advances           62,650                 (62,650)          -
  Long-term debt                            53,511                   6,120      59,631
                                           ___________________________________________
                                           509,695      67,421    (475,704)    101,412
Redeemable, noncumulative,
  convertible preferred stock                  154                                 154
Total non-redeemable preferred
  stock, common stock and other
  stockholders' equity                      75,954                  25,000     100,954
                                           ___________________________________________
                                           585,803     $67,421   $(450,704)   $202,520
                                           ===========================================






                                                               P-2

                Pro Forma Condensed Consolidated Statement of Income
                                     (Unaudited)

                                             Year ended  December 31, 1993
                                       ________________________________________
                                                    Pro Forma         As
                                        Actual     Adjustments     Adjusted
                                       ________________________________________
                                (Amounts in thousands, except per share amounts)
Revenues:
  Net sales                            $232,616                     $232,616
  Interest income on loans and
    investments                          27,761   $(27,521)(C)           240
  Credit card and other                  16,217    (14,315)(C)
                                                       213 (D)         2,115
                                        ____________________________________
Total revenues                          276,594    (41,623)          234,971

Costs and expenses:
  Cost of sales                         174,504              -       174,504
  Selling, general and administrative:
    Financial services                   21,549    (21,549)(C)             -
    Nonfinancial services                43,864       (750)(C)
                                                       133 (D)        43,247

Interest:
  Deposits                               12,505    (12,505)(C)             -
  Long-term debt and other                9,517     (2,010)(C)
                                                      (781)(D)         6,726
Provision for loan losses                 1,382     (1,382)(C)             -
                                        ____________________________________
                                        263,321    (38,844)          224,477
                                        ____________________________________
Income from continuing operations
  before provision for income taxes      13,273     (2,779)           10,494

Provision for income taxes                  874       (460)(C)
                                                       557 (D)           971
                                        ____________________________________
Income from continuing operations      $ 12,399   $ (2,876)         $  9,523
                                        ====================================
Income from continuing operations
  applicable to common stock           $ 10,357                     $  7,481
                                        =======                      =======
Earnings from continuing operations
  per common share:

    Primary                                $.77                         $.59
                                        =======                      =======
    Fully diluted                          $.71                         $.55
                                        =======                      =======


                                                               P-3

                  Pro Forma Condensed Consolidated Statement of Income
                                         (Unaudited)

                                          Three months ended March 31, 1994
                                     __________________________________________
                                                    Pro Forma           As
                                        Actual     Adjustments       Adjusted
                                     _________________________________________
                               (Amounts in thousands, except per share amounts)

Revenues:
  Net sales                             $63,851    $                 $63,851
  Interest income on loans and
    investments                           6,881     (6,830)(C)            51
  Credit card and other                   2,725     (2,679)(C)
                                                       403 (D)           449
                                       _____________________________________
Total revenues                           73,457     (9,106)           64,351

Costs and expenses:
  Cost of sales                          49,493              -        49,493
  Selling, general and administrative:
    Financial services                    5,514     (5,514)(C)             -
    Nonfinancial services                11,219        (75)(C)
                                                        24 (D)        11,168

Interest:
  Deposits                                3,195     (3,195)(C)             -
  Long-term debt and other                1,681       (124)(D)         1,557
                                        ____________________________________
                                         71,102     (8,884)           62,218
                                        ____________________________________
Income from continuing operations
  before provision for income taxes       2,355       (222)            2,133

Provision for income taxes                  152                          152
                                        ____________________________________
Income from continuing operations       $ 2,203     $ (222)          $ 1,981
                                        ====================================
Income from continuing operations
  applicable to common stock            $ 1,380                      $ 1,158
                                        =======                      =======
Earnings from continuing operations
  per common share:

    Primary                                $.10                         $.08
                                         ======                      =======
    Fully diluted                          $.10                         $.08
                                         ======                      =======




                                                               P-4

              Pro Forma Condensed Consolidated Statement of Income
                                    (Unaudited)

                                           Three Months ended  March 31, 1993
                                         ______________________________________
                                                    Pro Forma           As
                                         Actual    Adjustments       Adjusted
                                        _______________________________________
                                (Amounts in thousands, except per share amounts)
Revenues:
  Net sales                             $52,596   $                  $52,596
  Interest income on loans and
    investments                           6,874     (6,855)(C)            19
  Credit card and other                   3,612     (3,269)(C)
                                                       434 (D)           777
                                        ____________________________________
Total revenues                           63,082     (9,690)           53,392

Costs and expenses:
  Cost of sales                          39,311              -        39,311
  Selling, general and administrative:
    Financial services                    5,328     (5,328)(C)             -
    Nonfinancial services                 9,631        (38)(C)
                                                        24 (D)         9,617

Interest:
  Deposits                                3,846     (3,846)(C)             -
  Long-term debt and other                2,183       (162)(D)         2,021
                                        ____________________________________
                                         60,299     (9,350)           50,949
                                        ____________________________________
Income from continuing operations
  before provision for income taxes       2,783       (340)            2,443

Provision for income taxes                  125                          125
                                        ____________________________________
Income from continuing operations       $ 2,658    $  (340)          $ 2,318
                                        ====================================
Income from continuing operations
  applicable to common stock            $ 2,580                      $ 2,240
                                        =======                      =======
Earnings from continuing operations
  per common share:

    Primary                                $.25                         $.22
                                        =======                      =======
    Fully diluted                          $.18                         $.15
                                        =======                      =======


                                                               P-5
Note A

Pro forma adjustment to recognize the cash required by the Company to purchase the Retained Corporations from Equity Bank prior to the sale of Equity Bank to
the Purchaser.   The borrowed funds plus interest were repaid from the
proceeds of the sale of Equity Bank. As the carrying value of the Retained Assets and Retained Corporations on a consolidated basis did not change as a result of the purchase, no adjustment to such carrying value is necessary.

Note B

Pro forma adjustment to recognize the sale of Equity Bank as though consummated on March 31, 1994. The adjustment is based on the selling price of $92 million resulting in an estimated financial gain of $25 million after consideration of costs of the transaction.

Note C

Reclassification of revenues and expenses of Equity Bank as a discontinued operation of the Company for the period presented.

Note D

Pro forma adjustments to reflect the estimated effect on earnings of acquiring the Retained Assets. These include reduced interest expense on financing of the Company's accounts receivable with a new lender and the earnings on real estate assets acquired as Retained Assets.




























                                    P-6